CONVENIO DE CESION DE ARRENDAMIENTO / ASSIGNMENT OF LEASE AGREEMENT

Ruben Guilloty Arvelo, en nombre y representacion de Pall Life Sciences Mexico, S. de R.L. de C.V. (“Pall”), y, Leobardo Tenorio Malof en nombre y representacion de Pall Mexico Manufacturing, S. de R.L. de C.V. (“Pall Mexico”), por medio de la presente exponemos y acordamos lo siguiente:

Ruben Guilloty Arvelo, on behalf of Pall Life Sciences Mexico, S, de R.L. de C.V. (“Pall”), and Leobardo Tenorio Malof, on behalf of Pall Mexico Manufacturing, S. de R.L. de C.V, (“Pall Mexico”), hereby declare and agree to the following:

De conformidad con lo establecido en la Clausula Decima Primera del Contrato de Arrendamiento (el “Contrato”) que celebro Pall con la senora Blanca Estela Colunga Santelices (la “Arrendadora”) el 3 de diciembre del 2007 en relacion con el inmueble industrial con domicilio en Calle Colinas No. 11731, Parque Industrial el Florido, Seccion Colinas, Delegacion La Presa, en Tijuana, Baja California, Mexico, 22680 (el “Inmueble”), a partir del dia de hoy, 2 de diciembre del 2011, Pall cede a favor de Pall Mexico todos sus derechos y obligaciones en el Contrato (la “Cesion”).

In accordance with Clause Eleventh of the Lease Agreement (the “Agreement”) that Pall entered with Mrs. Blanca Esteia Colunga Santelices (the “Lessor”) on December 3rd 2007 regarding the industrial building located in Calle Colinas No. 11731, Parque Industrial el Florido, Seccion Colinas, Delegacion La Presa, in Tijuana, Baja California, Mexico, 22680 (the “Real Property”), as of today, December 2, 2011, Pall assigns in favor of Pall Mexico all of its rights and obligations in the Agreement (the “Assignment”).

Lo anterior de conformidad con la notification que fe fue entregada a la Arrendadora y que recibio de conformidad el 2 de diciembre del 2011. Una copia de dicha notificacion que contiene la aceptacion por la Arrendadora a la Cesion del Contrato a favor Pall Mexico se adjunta al presente como Anexo “A”.

The above in accordance with the notice that was delivered to Lessor, and to which Lessor agreed to on December 2, 2011, Pall assigns in favor of Pall Mexico all of. A copy of the notice containing the acknowledgment by Lessor to the assignment of the Agreement in favor of Pall Mexico is enclosed as Exhibit “A”.

En virtud de la Cesion, Pall Mexico, en su caracter de nuevo arrendatario del Inmueble, libera a partir del 2 de diciembre del 2011 a Pall de cualesquier obligacion que se derive del Contrato o del arrendamiento del Inmueble, por lo que le otorga a Pall en

In view of Assignment, Pall Mexico, in its capacity of new lessee of the Real Property, liberates and frees Pall as of December 2, 2011 of any obligation deriving from the Agreement or from the leasing of the Real Property, hereby granting in favor of Pall the

este acto el finiquito mas amplio que en derecho proceda sin reservarse derecho alguno en su contra.	most ample waiver awarded by Law without reserving any right whatsoever against same.
De conformidad con lo anterior, los representantes de Pall y Pall Mexico plasman sus respectivas firmas el 2 de diciembre del 2011.	In accordance with the above, the legal agents of Pall and Pall Mexico sign this document on December 2, 2011.
Pall Life Sciences Mexico, S. de R.L. de C.V.	Pall Mexico Manufacturing, S. de R.L. de C,V.

[GRAPHIC APPEARS HERE]	[GRAPHIC APPEARS HERE]

Nombre: Name: Ruben Guilloty Arvelo	Nombre: Name; Leobardo Tenorio Malof
Representante Legal/Attorney-in-fact	Representante Legal/Attorney-in-fact
Testigo/Witness [GRAPHIC APPEARS HERE]	Testigo/Witness [GRAPHIC APPEARS HERE]
Nombre: (Name:) [GRAPHIC APPEARS HERE]	Nombre: (Name:) [GRAPHIC APPEARS HERE]